UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, $0.001 par value per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 12, 2023, Bone Biologics Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the proposals set forth below were submitted to the Company’s stockholders. The number of shares of common stock, par value $0.001 per share (the “Common Stock”), entitled to vote at the Special Meeting was 3,134,391. The number of shares of Common Stock present or represented by proxy at the Special Meeting was 1,580,982. There were no broker non-votes at the Special Meeting. The voting results for the proposals were as follows:

Proposal One: The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock in a range of 1-for-5 shares to 1-for-20 shares, at the discretion of the board of directors. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

For	Against	Abstain
1,402,685	162,168	16,129

Proposal Two: The Company’s stockholders approved the adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One if there were not sufficient votes at the time of the Special Meeting to adopt Proposal One and/or to establish a quorum. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

For	Against	Abstain
1,394,105	170,748	16,129

Because Proposal One was approved by the Company’s stockholders, an adjournment of the Special Meeting was not necessary.

Item 8.01 Other Events.

As previously disclosed, on September 27, 2023, the Company received a written notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and that Nasdaq’s staff had determined to delist the Company’s securities (the “Staff Determination”). On November 30, 2023, the Company presented its plan for regaining and sustaining compliance with all applicable requirements for continued listing on Nasdaq before a Nasdaq Hearings Panel (the “Panel”), appealing the Staff Determination.

On December 11, 2023, the Panel granted the Company’s request for continued listing on Nasdaq until January 12, 2024 subject to the Company meeting certain milestones related to its plan to effect a reverse stock split and demonstrate compliance with the minimum bid price requirement prior to January 12, 2024. The Company intends to implement its plan to meet the milestones set forth by the Panel prior to January 12, 2024.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “plan,” “intend,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to implement its plan or meet the milestones set by the Nasdaq Hearings Panel to meet the compliance standards for continued listing on the Nasdaq Capital Market. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see the other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from the Company’s Investor Relations Department. All information provided in this release is as of the date hereof and the Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION
Date: December 13, 2023
	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick
Chief Executive Officer